Exhibit 32.1

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Thomas C. Stabley, Chief Executive Officer and Chief Financial Officer of Rex Energy Corporation, a Delaware corporation (the “Company”), hereby certify, to my knowledge, that:

(1)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2012

/s/ THOMAS C. STABLEY	/s/ THOMAS C. STABLEY
Thomas C. Stabley	Thomas C. Stabley
Chief Executive Officer	Interim Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Rex Energy Corporation and will be retained by Rex Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.